UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

LV FUTURES FUND L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-53114	20-8529012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2015, Ceres Managed Futures LLC (the “General Partner”), the general partner of LV Futures Fund L.P. (the “Registrant”), Morgan Stanley Smith Barney TT II, LLC (the “Trading Company”) and Transtrend B.V., a Dutch limited liability company (“Transtrend”), entered into an amended and restated advisory agreement (the “Amended and Restated Advisory Agreement”), effective as of November 1, 2015, pursuant to which Transtrend trades a portion of the Trading Company’s (and, indirectly, the Registrant’s) assets in futures interests. This Amended and Restated Advisory Agreement amends and restates the advisory agreement among the General Partner, the Trading Company and Transtrend, effective April 1, 2007, as amended.

Pursuant to the Amended and Restated Advisory Agreement, the monthly management fee payable to Transtrend by the Trading Company (and, indirectly, the Registrant) is 1/12 of 1% (a 1% annual rate) of Assets (as defined in the Amended and Restated Advisory Agreement) allocated to Transtrend as of the first day of each month. The incentive fee payable to Transtrend is 20% of the new trading profit in each capital account in the Trading Company accruing monthly but payable at the end of each calendar half year.

The Amended and Restated Advisory Agreement will automatically renew for additional one-year periods, unless terminated by the parties thereto in accordance with its terms.

The Amended and Restated Advisory Agreement is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Amended and Restated Advisory Agreement, effective as of November 1, 2015, among Morgan Stanley Smith Barney TT II, LLC, Ceres Managed Futures LLC and Transtrend B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LV FUTURES FUND L.P.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: December 23, 2015